Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 2 to Form S-3, No. 333-128638) and related Prospectus of ORBIMAGE Holdings Inc. for the registration of 14,995,970 shares of its common stock and to the incorporation by reference therein of our report dated September 14, 2005, with respect to the consolidated financial statements of Space Imaging LLC for the years ended December 31, 2004 and December 31, 2003, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Denver, Colorado
July 31, 2006